EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Julia Powell, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2017-CX9 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 245 Park Avenue Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan prior to April 13, 2021, Situs Holdings, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan on and after April 13, 2021, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 245 Park Avenue Mortgage Loan, Trimont Real Estate Advisors, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 245 Park Avenue Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 85 Broad Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 85 Broad Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 85 Broad Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 85 Broad Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 85 Broad Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 85 Broad Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 85 Broad Street Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the West Town Mall Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the West Town Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the West Town Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the West Town Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the West Town Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the West Town Mall Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Two Independence Square Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Two Independence Square Mortgage Loan prior to March 11, 2021, Situs Holdings, LLC, as Special Servicer for the Two Independence Square Mortgage Loan on and after March 11, 2021, Wells Fargo Bank, National Association, as Trustee for the Two Independence Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Two Independence Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Two Independence Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Two Independence Square Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the IC Leased Fee Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the IC Leased Fee Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the IC Leased Fee Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the IC Leased Fee Hotel Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the IC Leased Fee Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the IC Leased Fee Hotel Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Westin Building Exchange Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Westin Building Exchange Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westin Building Exchange Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Westin Building Exchange Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Westin Building Exchange Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Westin Building Exchange Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Westin Building Exchange Mortgage Loan on and after November 1, 2021.

Dated: March 9, 2022

/s/ Julia Powell

Julia Powell

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)